                                    EXHIBIT I



Item 3

      (b)    X    Bank as defined in Section 3(a)(b) of the Act
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                  Chancellor LGT Trust Company

      (c)    X    Investment Adviser registered under Section 203 of the
            ---
Investment Advisers Act of 1940.

Chancellor LGT Asset Management, Inc.